UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2013

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Registrant entered into a Representation in Pakistan and Giant King Grass Supply contract with Winergy Pakistan Private Limited ("Winergy"), a company incorporated and existing under the laws of Pakistan. Mr. Khurram Irshad, a director of the Registrant, is a director and shareholder of Winergy. Winergy was also appointed the exclusive representative of the Registrant in Pakistan.

Winergy is developing bioenergy and animal feed projects in Pakistan and seeking a biomass source. The Registrant's Giant King Grass will be supplied to Winergy and a propagation nursery and test plot is to be established in Pakistan. Winergy will operate and pay the expenses for a Giant King Grass propagation nursery and test plot in Pakistan. Winergy has agreed to pay a one-time fee to the Registrant upon the signing of the contract. The Registrant will receive license fees in the future from Winergy when they are able to secure customer relationships who will use the Registrant's Giant King Grass in their particular application.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

December 24, 2013	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer